Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES SECOND QUARTER REVENUE
RISES TO $153 MILLION; DILUTED EPS OF $0.10

Dayton, Ohio, (August 29, 2012) -- REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2012 second quarter (“Q2 ‘12”) ended July 31, 2012. REX management will host a conference call and webcast today at 11:00 a.m. ET:

Conference Call:	212/271-4651
Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX’s Q2 ‘12 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated (NuGen was not in the comparable year-ago period), while those of its five other plants are reported as equity in income of unconsolidated affiliates. REX’s Q2 ‘12 net sales and revenue rose 107.6% to $153.2 million, from $73.8 million in Q2 ‘11, primarily reflecting the consolidation of NuGen.

REX recognizes certain results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q2 results include results from ethanol operations for the period April 1, 2012 through June 30, 2012, with the exception of NuGen, which is for the period May 1, 2012 through July 31, 2012.

Reflecting the recent industry-wide compression of ethanol margins and lower income from discontinued operations, net income attributable to REX shareholders in Q2 ‘12 was $0.8 million, or $0.10 per diluted share, compared with $2.3 million, or $0.25 per diluted share, in Q2 ‘11. Q2 ‘12 income from continuing operations net of tax attributable to REX shareholders was $0.6 million, or $0.07 per diluted share, compared with $2.0 million, or $0.21 per diluted share, in Q2 ‘11. During Q2 ‘11 REX received and recognized $2.9 million in pre-tax income (or approximately $0.18 per diluted share) from a prior investment in a synthetic fuel facility in Gillette, Wyoming. REX recorded income from discontinued operations, including gain on disposal of discontinued operations, of $0.2 million, or $0.03 per diluted share for Q2 ‘12, compared with $0.4 million, or $0.04 per diluted share in Q2 ‘11. Per share results in Q2 ‘12 and Q2 ‘11 are based on 8,385,000 and 9,550,000 diluted weighted average shares outstanding, respectively. The 12.2% reduction in the shares outstanding principally reflects the Company’s repurchase of 1,305,589 shares in open market transactions in FY ‘11 and shares repurchased in the first half of FY ‘12, partially offset by shares exercised pursuant to options.

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REX American Resources Q2’ 12 Results, 8/29/12	page 2

Gross profit from REX’s consolidated alternative energy operations rose to $7.0 million in Q2 ‘12, from $1.0 million in Q2’ 11, primarily reflecting the consolidation of NuGen’s operations in the Company’s results and improved results at One Earth. Overall gross profit (inclusive of the Company’s real estate segment) rose to $6.8 million in Q2’ 12, from a loss of $0.2 million in Q2’ 11, which included a $1.2 million impairment charge related to a former distribution center. In Q2 ‘12, equity in loss of unconsolidated affiliates was $0.5 million, compared with income of $3.8 million in Q2 ‘11, primarily due to lower results from the Company’s unconsolidated ethanol production interests and the benefit in the prior year from the inclusion of NuGen prior to consolidation. REX’s Q2 ‘12 income from continuing operations before income taxes and non-controlling interests was $1.5 million, compared with $3.2 million in Q2 ‘11.

REX CEO, Stuart Rose, commented, “During the second quarter, the ethanol production industry’s profitability remained challenged by lower crush spread margins. We partially offset this impact as rising dried distillers grains pricing and corn oil extraction systems at our facilities allowed us to optimize the efficiency and utilization of our plants.

“Looking forward, we believe our expanded scale, state-of-the-art ethanol plants located across the Corn Belt, along with our operating disciplines at the plant and corporate level, help to position REX as one of the leading companies in the ethanol industry. These factors contributed to our ability to once again outperform the industry and remain profitable in the face of a challenging environment and will be important growth drivers when crush spreads return to more historical levels.”

Balance Sheet and Share Repurchase Program
At July 31, 2012, REX had cash and cash equivalents of $64.0 million, $48.1 million of which was at the parent and approximately $15.9 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $75.0 million at January 31, 2012, $46.1 million of which was at the parent and $28.9 million of which was at its consolidated ethanol production facilities.

REX repurchased 137,482 common shares in Q2 ‘12 at an average price of $17.97. In Q3 ‘12 to date, the Company repurchased an additional 20,912 shares at an average price of $18.24, and reflecting the August 2, 2012 authorization for the Company to repurchase 500,000 additional shares (as well as the shares remaining under the prior authorization), the Company is currently authorized to repurchase 504,061 common shares. Reflecting all share repurchases to date, REX has 8,238,886 shares outstanding.

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REX American Resources Q2’ 12 Results, 8/29/12	page 3

At July 31, 2012, REX had lease agreements, as landlord for six former retail store locations. REX has 13 owned former retail stores that were vacant at July 31, 2012, which it is marketing to lease or sell (four of which have temporary fall seasonal leases). In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data

($ in thousands)	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011

Net sales and revenue:
Alternative energy (1)	$152,778	$73,531	$303,442	$154,413
Real estate	386	265	736	546

Total net sales and revenues	$153,164	$73,796	$304,178	$154,959

Segment gross profit (loss):
Alternative energy (1)	$7,027	$952	$12,537	$5,730
Real estate	(233)	(1,171)	(277)	(1,219)

Total gross profit (loss)	$6,794	$(219)	$12,260	$4,511

Segment profit (loss):
Alternative energy segment profit (1)	$2,432	$2,061	$4,901	$10,459
Real estate segment loss	(289)	(1,218)	(382)	(1,331)
Corporate expense	(623)	(615)	(1,136)	(1,232)
Interest expense	(21)	(27)	(45)	(61)
Interest income	19	73	49	215
Income from synthetic fuel investments	-	2,883	-	2,883

Income from continuing operations before income taxes and noncontrolling interests	$1,518	$3,157	$3,387	$10,933

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth in fiscal years 2012 and 2011 and approximately 1% for NuGen in fiscal year 2012.

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

Segment Assets

	July 31, 2012	January 31, 2012

($ in thousands)
Alternative energy	$347,600	$367,029
Real estate	14,911	17,458
Corporate	54,010	53,562

Total assets	$416,521	$438,049

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REX American Resources Q2’ 12 Results, 8/29/12	page 4

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2012
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	106.6M	74%	78.9M
NuGen Energy, LLC (Marion, SD)	112.9M	99%	111.8M
Patriot Holdings, LLC (Annawan, IL)	114.0M	27%	30.8M
Big River Resources West Burlington, LLC (West Burlington, IA)	101.9M	10%	10.2M
Big River Resources Galva, LLC (Galva, IL)	105.2M	10%	10.5M
Big River United Energy, LLC (Dyersville, IA)	111.9M	5%	5.6M
Big River Resources Boyceville, LLC (Boyceville, WI) (1)	57.2M	10%	5.7M
Total	709.7M	n/a	253.5M

(1)	REX’s current effective annual gallons sold represents seven months of ownership of Big River Resources Boyceville, LLC on an annualized basis.

	Three Months Ended July 31,			Six Months Ended July 31,
			% Change			% Change
Average Price/Cost	2012	2011		2012	2011

Ethanol – gallon	$2.12	$2.52	(15.9)%	$2.13	$2.42	(12.0)%
Dried distillers grains - ton	$216.95	$192.81	12.5%	$206.99	$189.01	9.5%
Grain – bushel	$6.49	$6.57	(1.2)%	$6.46	$6.85	(5.7)%
Natural gas – mmbtu	$3.32	$4.37	(24.0)%	$3.72	$4.38	(15.1)%

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 710 million annualized gallons of ethanol over the twelve month period ended July 31, 2012. REX’s current effective ownership of the trailing twelve month annualized gallons shipped (for the period ended July 31, 2012) by the ethanol production facilities in which it has ownership interests is approximately 253 million gallons. Further information about REX is available at www.rexamerican.com.

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REX American Resources Q2’ 12 Results, 8/29/12	page 5

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
937/276-3931	212/835-8500
rex@jcir.com

-statement of operations follow-

REX American Resources Q2’ 12 Results, 8/29/12	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
Net sales and revenue	$153,164	$73,796	$304,178	$154,959
Cost of sales	146,370	74,015	291,918	150,448

Gross profit (loss)	6,794	(219)	12,260	4,511
Selling, general and administrative expenses	(3,584)	(1,974)	(6,171)	(4,285)
Equity in (loss) income of unconsolidated affiliates	(481)	3,761	(39)	9,543
Income from synthetic fuel investments	-	2,883	-	2,883
Interest income	41	101	90	271
Interest expense	(1,173)	(638)	(2,527)	(1,301)
Losses on derivative financial instruments, net	(79)	(757)	(226)	(689)

Income from continuing operations before income taxes	1,518	3,157	3,387	10,933
Provision for income taxes	(460)	(1,499)	(1,003)	(4,232)

Income from continuing operations	1,058	1,658	2,384	6,701
Income from discontinued operations, net of tax	175	335	348	714
Gain on disposal of discontinued operations, net of tax	56	40	49	174

Net income	1,289	2,033	2,781	7,589
Net (income) loss attributable to noncontrolling interests	(483)	314	(1,042)	(590)

Net income attributable to REX common shareholders	$806	$2,347	$1,739	$6,999

Weighted average shares outstanding – basic	8,347	9,513	8,354	9,473

Basic income per share from continuing operations attributable to REX common shareholders	$0.07	$0.21	$0.16	$0.64
Basic income per share from discontinued operations attributable to REX common shareholders	0.02	0.03	0.04	0.08
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	0.01	0.01	0.01	0.02

Basic net income per share attributable to REX common shareholders	$0.10	$0.25	$0.21	$0.74

Weighted average shares outstanding – diluted	8,385	9,550	8,414	9,557

Diluted income per share from continuing operations attributable to REX common shareholders	$0.07	$0.21	$0.16	$0.64
Diluted income per share from discontinued operations attributable to REX common shareholders	0.02	0.03	0.04	0.07
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	0.01	0.01	0.01	0.02

Diluted net income per share attributable to REX common shareholders	$0.10	$0.25	$0.21	$0.73

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$575	$1,972	$1,342	$6,111
Income from discontinued operations, net of tax	231	375	397	888

Net income	$806	$2,347	$1,739	$6,999

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

-balance sheet follows-

REX American Resources Q2’ 12 Results, 8/29/12	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheet
(in thousands) Unaudited

	July 31, 2012	January 31, 2012
Current assets:
Cash and cash equivalents	$63,962	$75,013
Accounts receivable	14,879	12,784
Inventories	29,354	30,349
Refundable income taxes	1,513	1,816
Prepaid expenses and other	4,576	3,987
Deferred taxes, net	2,530	3,090

Total current assets	116,814	127,039
Property and equipment, net	232,245	240,084
Other assets	7,215	7,884
Equity method investments	59,564	61,679
Restricted investments and deposits	683	1,363

Total assets	$416,521	$438,049

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy	$12,454	$14,972
Current portion of long-term debt, other	261	250
Accounts payable, trade	3,204	6,985
Deferred income	1,315	1,864
Accrued real estate taxes	2,100	2,750
Accrued payroll and related items	660	2,882
Derivative financial instruments	1,766	1,694
Other current liabilities	4,658	5,844

Total current liabilities	26,418	37,241

Long-term liabilities:
Long-term debt, alternative energy	99,362	107,706
Long-term debt, other	687	821
Deferred taxes	4,642	4,642
Deferred income	143	552
Derivative financial instruments	1,766	2,541
Other long-term liabilities	2,731	2,703

Total long-term liabilities	109,331	118,965

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,667	142,994
Retained earnings	326,062	324,323
Treasury stock	(217,647)	(215,105)

Total REX shareholders’ equity	252,381	252,511
Noncontrolling interests	28,391	29,332

Total equity	280,772	281,843

Total liabilities and equity	$416,521	$438,049

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiaries.

-statement of cash flows follow-

REX American Resources Q2’ 12 Results, 8/29/12	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Six Months Ended July 31,
	2012	2011
Cash flows from operating activities:
Net income including noncontrolling interests	$2,781	$7,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,241	5,519
Impairment charges and other	143	1,153
Loss (income) from equity method investments	39	(9,543)
Income from synthetic fuel investments	-	(2,883)
Gain on disposal of real estate and property and equipment	(83)	(271)
Dividends received from equity method investees	2,005	2,316
Deferred income	(958)	(2,367)
Derivative financial instruments	(703)	(608)
Deferred income tax	553	2,859
Changes in assets and liabilities:
Accounts receivable	(2,095)	1,738
Inventories	995	(2,551)
Other assets	367	9,890
Accounts payable, trade	(3,781)	(1,652)
Other liabilities	(4,030)	1,665

Net cash provided by operating activities	3,474	12,854

Cash flows from investing activities:
Capital expenditures	(2,320)	(637)
Proceeds from sale of synthetic fuel investment	-	2,883
Restricted investments	680	-
Proceeds from sale of real estate and property and equipment	2,195	1,603

Net cash provided by investing activities	555	3,849

Cash flows from financing activities:
Payments of long-term debt	(10,985)	(5,136)
Repayments of contingent consideration	-	(1,313)
Stock options exercised	358	312
Noncontrolling interests distribution and other	(1,983)	(1,988)
Treasury stock acquired	(2,470)	(3,162)

Net cash used in financing activities	(15,080)	(11,287)

Net (decrease) increase in cash and cash equivalents	(11,051)	5,416
Cash and cash equivalents, beginning of period	75,013	91,019

Cash and cash equivalents, end of period	$63,962	$96,435

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